Exhibit 5.1

October 26, 2007

Nova Biosource Fuels, Inc.

363 North Sam Houston Parkway East, Suite 630

Houston, Texas 77060

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Nova Biosource Fuels, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the Company’s 10% Convertible Senior Secured Notes due 2012 in the amount of $55,000,000.00, held by the Selling Securityholders identified in the Registration Statement (the “Notes”), which were issued pursuant to the terms of an Indenture between the Company and The Bank of New York Trust Company, N.A., as Trustee, dated September 28, 2007 (the “Indenture”), and 22,008,000 shares of the Company’s common stock, $0.001 par value per share (the “Conversion Shares,” and collectively with the Notes, the “Securities”) into which the Notes may be converted, as more particularly described in the Indenture.

We have been advised by the Company that:

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) all Securities have been (or, in the case of the Conversion Shares, will be) issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; (vii) the Company has reserved from its authorized but unissued and unreserved shares of common stock a number sufficient to issue the Conversion Shares; and (viii) the certificates representing the Conversion Shares will be duly executed and delivered.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1.             The Company’s Board of Directors has duly and validly authorized the issuance of the Notes and the Conversion Shares.

2.             When duly issued and delivered to holders upon conversion of the Notes pursuant to the terms of the Indenture, the Conversion Shares will be duly and validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

It is understood that this opinion is to be used only in connection with the offer and sale of Conversion Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters governed by Nevada law. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

WOODBURN and WEDGE

By:	/s/ Shawn G. Pearson
Shawn G. Pearson